================================================================================


               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 8, 2001




                            SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



         Delaware                    1-6407                       75-0571592
 (State or other juris-        (Commission File Number)       (I.R.S. Employer
diction of incorporation)                                    Identification No.)



            504 Lavaca Street, Eighth Floor                         78701
                     Austin, Texas                                (Zip Code)
       (Address of principal executive offices)



      Registrant's telephone number, including area code:  (512)  477-5852

















================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

         99.a     Press Release issued by Southern Union Company dated August 8,
                  2001.

ITEM 9.  REGULATION FD DISCLOSURE

     On August 9, 2001 Southern Union Company (the Company) plans to release summary financial information to the general public, including the investment community, regarding the Company's operating performance for the quarter and year-ended June 30, 2001 and 2000. The financial information released is included herein. The following information is summary in nature and should not be considered complete financial statements.

                    SOUTHERN UNION COMPANY AND SUBSIDIARIES

                          SUMMARY STATEMENTS OF INCOME

         (thousands of dollars, except shares and per share amounts)

                               (Unaudited)



                                     Three Months Ended      Twelve Months Ended
                                       June 30,                  June 30,
                                ----------------------  -----------------------
                                   2001        2000        2001         2000
                                ----------  ----------  -----------  ----------


Operating revenues...........   $  268,352  $  162,534  $ 1,932,813  $  831,704
Cost of gas and other energy.     (170,888)    (95,516)  (1,374,750)   (497,698)
Revenue-related taxes.......       (6,204)     (5,480)     (68,801)    (34,896)
                                ----------  ----------  -----------  ----------
  Operating margin...........       91,260      61,538      489,262     299,110

Operating expenses:
  Operating, maintenance
    and general..............       70,619      37,940      239,554     136,587
  Depreciation and
    amortization.............       22,666      15,601       86,985      55,140
  Taxes, other than on
    income and revenues......        8,570       3,490       29,860      17,269
                                ----------  ----------  -----------  ----------
      Total operating
        expenses.............      101,855      57,031      356,399     208,996
                                ----------  ----------  -----------  ----------
      Net operating revenues
        (expenses)...........      (10,595)      4,507      132,863      90,114
                                ----------  ----------  -----------  ----------

Other income (expenses):
  Interest...................      (27,747)    (14,889)    (103,519)    (51,492)
  Dividends on preferred
    securities of subsidiary
    trust....................       (2,370)     (2,370)      (9,480)     (9,480)
  Other, net.................       53,058      (4,181)      76,819      (9,708)
                                ----------  ----------  -----------  ----------
    Total other, net.........       22,941     (21,440)     (36,180)    (70,680)
                                ----------  ----------  -----------  ----------
    Earnings (loss) before
      income taxes (benefit).       12,346     (16,933)      96,683      19,434
Federal and state income
  taxes (benefit)............        1,211      (6,230)      40,000       9,589
                                ----------  ----------  -----------  ----------
Earnings (loss) before
  cumulative effect of
  change in accounting
  principle..................       11,135     (10,703)      56,683       9,845
Cumulative effect of change
  in accounting principle,
  net of tax.................         --          --            602        --
Net earnings (loss) avail-
  able for common stock......   $   11,135  $  (10,703) $    57,285  $    9,845
                                ==========  ==========  ===========  ==========

Net earnings (loss) per
  share:
    Basic
      Before cumulative
        effect of change in
        accounting principle.   $      .21  $     (.21) $      1.09  $      .22
      Cumulative effect of
        change in accounting
        principle, net of
        tax..................         --          --            .01        --
                                ----------  ----------  -----------  ----------
                                $      .21  $     (.21) $      1.10  $      .22
                                ==========  ==========  ===========  ==========
    Diluted
      Before cumulative
        effect of change in
        accounting principle.   $      .20  $     (.21) $      1.03  $      .21
      Cumulative effect of
        change in accounting
        principle, net of
        tax..................         --          --            .01        --
                                ----------  ----------  -----------  ----------
                                $      .20  $     (.21) $      1.04  $      .21
                                ==========  ==========  ===========  ==========

Weighted average shares
  outstanding:
    Basic....................   52,416,937  51,110,702   52,068,814  45,563,814
                                ==========  ==========  ===========  ==========
    Diluted  ................   55,363,344  51,110,702   54,960,595  47,670,818
                                ==========  ==========  ===========  ==========


                      See Note to Summary Financial Statements.

                      SOUTHERN UNION COMPANY AND SUBSIDIARIES
                       NOTE TO SUMMARY FINANCIAL STATEMENTS
                                    (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION:

The summary financial statements have been prepared by Southern Union Company (the Company) and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The summary financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

                               SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              SOUTHERN UNION COMPANY
                              ----------------------
                                   (Registrant)



Date  August 8, 2001          By  DAVID J. KVAPIL
      --------------              ---------------
                                  David J. Kvapil
                                  Senior Vice President and Corporate Controller
                                  (Principal Accounting Officer)

                              EXHIBIT INDEX




Exhibit Number                              Description
--------------     -------------------------------------------------------------

    99.a           Press Release dated August 8, 2001.

                                                                    EXHIBIT 99.a



                       SOUTHERN UNION COMPANY ANNOUNCES
                           FISCAL 2001 NET EARNINGS
                          Conference Call Scheduled


         AUSTIN, Texas -- August 8, 2001 -- Southern Union Company (NYSE: SUG) announced today that net earnings for the fiscal year ended June 30, 2001, were $57,285,000 ($1.04 per common share, diluted for outstanding options and warrants -- hereafter referred to as "per share") compared with net earnings of $9,845,000 ($.21 per share) in 2000. All per share data reflect the 5% common stock dividend to be distributed on August 30, 2001.

Net earnings in 2001 benefited from the sale of a portion of Southern Union's holdings in Capstone Turbine Corporation realizing after-tax gains of $43,726,000. Excluding the effect of this item, net earnings were $13,559,000 or $.25 per share for the fiscal year ended June 30, 2001, compared with $9,845,000 or $.21 per share in 2000, as noted above.

Southern Union Company Chairman and Chief Executive Officer George Lindemann noted, "We intend to continue to build on the momentum created this year with the completion of our Northeast acquisitions and the successful sale of certain non-core assets." Lindemann further added, "While our core utility operations were positively impacted by these acquisitions and from this year's favorable weather, the Company also experienced significant receivable write-offs due to the past winter's unprecedented high gas costs."

Fiscal year 2001 includes the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc. (hereafter referred to as "PG Energy") and the New England Division -- created through the acquisitions of Valley Resources, Inc. (September 20, 2000) and Providence Energy Corporation and Fall River Gas Company (September 28, 2000).

The Company's operating margin (operating revenues less energy costs and revenue-related taxes) increased to $489,262,000 for fiscal year 2001 compared with $299,110,000 in 2000. Growth in operating margin is consistent with the acquisition of the New England and Pennsylvania divisions, which contributed a net increase of $148,774,000 and $20,580,000, respectively. The remaining increase resulted from the colder weather experienced in 2001.

Conference Call: Southern Union will host a conference call on August 9, 2001 beginning at 3 p.m. eastern time, 2 p.m. central time. Those who wish to access the call can go to Southern Union's web site at www.southernunionco.com or contact the conference call operator at 800/482-5547 approximately 10 minutes prior to the start and refer to Conference ID "1159254." A replay will be available through August 16, 2001 by dialing 800/625-5288 and referring to Conference ID "1159254." The replay also will be available at Southern Union's web site.

Southern Union is an international energy distribution company serving nearly
1.6 million customers in Texas, Missouri, Pennsylvania, Rhode Island, Massachusetts, Florida and Mexico. Its natural gas operating divisions include Southern Union Gas, Missouri Gas Energy, PG Energy, New England and Atlantic Utilities. In Texas, Southern Union Gas serves approximately 528,000 customers, including the cities of Austin, El Paso, Brownsville, Galveston and Port Arthur. Missouri Gas Energy serves approximately 483,000 customers in western Missouri, including the cities of Kansas City, St. Joseph and Joplin. In Pennsylvania,
PG Energy serves approximately 155,000 customers, including the cities of Wilkes-Barre, Scranton and Williamsport. New England serves approximately 287,000 customers throughout Rhode Island and in parts of southeastern Massachusetts. Atlantic Utilities operates in Florida.


This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implemen-tation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; impact of any Year 2000 disrup-tion; and the effect of strategic initiatives on earnings and cash flow. Most of these factors are difficult to accurately predict and are generally beyond the control of the Company.

Following are comparative, summarized financial results of Southern Union Com-pany and Subsidiaries for the three- and twelve-month periods ended June 30, 2001 and 2000 (amounts in thousands except shares and per share amounts):

                                     Three Months Ended      Twelve Months Ended
                                       June 30,                  June 30,
                                ----------------------  -----------------------
                                   2001        2000        2001         2000
                                ----------  ----------  -----------  ----------


Operating revenues...........   $  268,352  $  162,534  $ 1,932,813  $  831,704
                                ==========  ==========  ===========  ==========

Operating margin(a)..........       91,260      61,538      489,262     299,110
                                ==========  ==========  ===========  ==========

Net earnings (loss) avail-
  able for common stock......   $   11,135  $  (10,703) $    57,285  $    9,845
                                ==========  ==========  ===========  ==========

Net earnings (loss) per
  share(b):
    Basic....................   $      .21  $     (.21) $      1.10  $      .22
                                ==========  ==========  ===========  ==========

    Diluted..................   $      .20  $     (.21) $      1.04  $      .21
                                ==========  ==========  ===========  ==========

Weighted average shares
  outstanding(b):
    Basic....................   52,416,937  51,110,702   52,068,814  45,563,814
                                ==========  ==========  ===========  ==========
    Diluted  ................   55,363,344  51,110,702   54,960,595  47,670,818
                                ==========  ==========  ===========  ==========






(a) Operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(b) All periods have been adjusted for the 5% common stock dividend to be distributed on August 30, 2001.